UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Bluegrass Blvd., Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Adriana Mendizabal, Chief Marketing Officer and President, NSP Americas of Nature’s Sunshine Products, Inc. (the “Company”), left the Company effective March 26, 2019, and is pursuing other opportunities. Ms. Mendizabal’s departure is made pursuant to Section 5.1 of the employment agreement between her and the Company dated March 19, 2012, as amended February 24, 2016, for which she is entitled to receive the following severance benefits from the Company:

–	Severance payments in an aggregate amount equal to her annual salary as of the date of termination, which payments will be paid to her over the twelve-month period following her termination; and

–	Reimbursement of the cost for continuation of health insurance coverage under COBRA for her and certain dependent family members for a period of twelve months.

The receipt of the severance benefits is contingent upon, among other things, Ms. Mendizabal signing and delivering, and not subsequently revoking, a separation agreement. The separation agreement contains customary terms and provisions, including a release in favor of the Company and obligations of Ms. Mendizabal relating to confidentiality, non-disparagement and non-competition.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: March 27, 2019	By:	/s/ Nathan G. Brower
Executive Vice President, General Counsel and Corporate Secretary